UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2024

PMGC HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39480	33-2382547
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of registrant’s principal executive office)	(Zip code)

(866) 794-4940

(Registrant’s telephone number, including area code)

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Effective on December 20, 2024 (the “Effective Time”), Elevai Labs Inc. (now known as PMGC Holdings Inc., the “Company”) completed its reincorporation from a Delaware corporation to a Nevada corporation (the “Reincorporation”) pursuant to that certain Agreement and Plan of Merger dated as of November 22, 2024 (“Plan of Merger”), which is filed herein as Exhibit 2.1, and changed its name to “PMGC Holdings Inc.” As of the Effective Time, the Company is known as PMGC Holdings Inc., a Nevada corporation, and the rights of the Company’s stockholders began to be governed by the Nevada corporation laws, the Nevada Articles of Incorporation (defined below), the Nevada Bylaws (defined below), and the certificates of designation of preferred stock.

Copies of the Delaware Certificate of Merger and the Nevada Articles of Merger as filed with the Delaware Secretary of State and the Nevada Secretary of State, respectively, are attached hereto as Exhibits 3.1 and 3.2, respectively. A copy of the Company’s Articles of Incorporation as filed with the Nevada Secretary of State is attached hereto as Exhibit 3.3 (the “Nevada Articles of Incorporation”), the Company’s Bylaws as a Nevada corporation are attached hereto as Exhibit 3.4 (the “Nevada Bylaws”), and the Company’s Certificate of Designation, Preferences and Rights of Series B Preferred Stock is attached hereto as Exhibit 3.5 (the “Series B Certificate of Designation”).

The Reincorporation was approved by Elevai Labs Inc., the sole shareholder of PMGC Holdings Inc. prior to the Reincorporation.

Other than the change in the state of incorporation of the Company, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities, or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management.

The Reincorporation did not alter any stockholder’s percentage ownership interest or number of shares owned in the Company and the Company’s common stock continues to be listed on The Nasdaq Capital Market. As of the Effective Time, the CUSIP number of the Company’s common stock is 28622K104.

The foregoing descriptions are only a summary of the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, the Nevada Bylaws, and the Series B Certificate of Designation, and are qualified in their entirety by reference to the full text of the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, the Nevada Bylaws, and the Series B Certificate of Designation, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, 3.4, and 3.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by referenced into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated November 22, 2024
3.1	Delaware Certificate of Merger, as filed with the Secretary of State of the State of Delaware on December 20, 2024
3.2	Nevada Articles of Merger, as filed with the Secretary of State of the State of Nevada on December 20, 2024
3.3	Articles of Incorporation of PMGC Holdings Inc., a Nevada corporation
3.4	Bylaws of PMGC Holdings Inc., a Nevada corporation
3.5	Certificate of Designation, Preferences and Rights of Series B Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMGC HOLDINGS INC.

Date: December 30, 2024	By:	/s/ Graydon Bensler
Graydon Bensler
Chief Executive Officer

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